Exhibit 2.1

AGREEMENT AND PLAN OF SHARE EXCHANGE

by and among

Ceelox, Inc.,
a Florida corporation

and

the Shareholders of
Ceelox, Inc. listed herein,

on the one hand;

and

Nicaragua Rising, Inc.,
a Nevada corporation,

and

Sunflower Capital, LLC,
a Missouri limited liability company,

February 12, 2010

AGREEMENT AND PLAN OF SHARE EXCHANGE

This Agreement and Plan of Share Exchange, dated as of February 12, 2010 (this “Agreement”), is made and entered into by and among Ceelox, Inc., a Florida corporation (“Ceelox Sound”), and the shareholders, warrant and option holders of Ceelox listed on Schedule I attached hereto (each, a “Ceelox Shareholder”, collectively, the “Ceelox Shareholders”), on the one hand; and Nicaragua Rising, Inc., a publicly traded Nevada corporation (OTCBB:  NCRG) (“Nicaragua”), and Sunflower Capital, LLC, a Missouri limited liability company and the majority shareholder of Nicaragua (“Sunflower”), on the other hand.

RECITALS

WHEREAS, the respective boards of directors of Nicaragua and Ceelox have adopted resolutions approving and adopting the share exchange described in this Agreement (the “Exchange”) upon the terms and conditions set forth herein;

WHEREAS, the Exchange ratio is 1 share of Nicaragua common stock for every 9 shares of Ceelox common stock;

WHEREAS, each Ceelox Shareholder owns the number of shares of common stock of Ceelox set forth opposite such Ceelox Shareholder’s name in Column I on Schedule I attached hereto (collectively, the “Ceelox Shares”);

WHEREAS, the Ceelox Shareholders own, collectively, an amount of shares of common stock of Ceelox constituting at least 90% of the issued and outstanding capital stock of Ceelox, and the Ceelox Shareholders desire to exchange their respective portions of the Ceelox Shares pursuant to the terms and conditions of this Agreement;

WHEREAS, Sunflower will enter into this Agreement for the purpose of making certain representations, warranties, covenants, indemnifications and agreements;

WHEREAS, Ceelox will enter into this Agreement for the purpose of evidencing its consent to the consummation of the Exchange and for the purpose of making certain representations, warranties, covenants and agreements;

WHEREAS, it is intended that the terms and conditions of this Agreement comply in all respects with Section 368(a)(1)(B) of the Internal Revenue Code (the “Code”) and the regulations corresponding thereto, so that the Exchange shall qualify as a tax free reorganization under the Code;

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1
THE EXCHANGE

1.1           Exchange of Shares.  Upon the terms and subject to the conditions hereof, at the Closing the Ceelox Shareholders will sell, convey, assign, transfer and deliver to Nicaragua stock certificates representing the Ceelox Shares, and Nicaragua will issue to each Ceelox Shareholder, in exchange for such Ceelox Shareholder’s pro rata portion of the Ceelox Shares, one or more stock certificates representing the number of shares of Nicaragua common stock set forth opposite such Ceelox Shareholder’s name in Column II on Schedule I attached hereto (collectively, the “Nicaragua Shares”).    The aggregate number of Nicaragua Shares to be issued to the Ceelox Shareholders will not exceed 11,289,801 shares of common stock.  Immediately after the completion of the Closing, Sunflower shall have returned to Nicaragua for cancellation 11,091,100 shares of Nicaragua’s common stock and Nicaragua shall have issued a note to Sunflower in the amount of $350,000 as consideration for the cancellation of the 11,091,100 shares.

1.2           Closing. The closing of the Exchange (the “Closing”) shall take place on the date when all of the closing conditions set forth in Article 7 of this Agreement are either satisfied or waived, or on such other date as may be mutually agreed upon by the parties. Such date is referred to herein as the "Closing Date".

1.3           Articles of Exchange.  Immediately following the Closing, Nicaragua shall file Articles of Exchange with the Secretary of State of Nevada.  The transactions contemplated by this Agreement shall become effective at such time as the Articles of Exchange are duly filed in the State of Nevada pursuant to Section 92A.240 of the Nevada Revised Statutes.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF CEELOX

Attached hereto as Schedule 2.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
OF THE CEELOX SHAREHOLDERS

The Ceelox Shareholders hereby represent and warrant to Nicaragua as follows:

3.1           Ownership of the Ceelox Shares.  Each Ceelox Shareholder owns, beneficially and of record, good and marketable title to the Ceelox Shares set forth opposite such Ceelox Shareholder’s name in Column I on Schedule I attached hereto, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or stockholders' agreements. Each Ceelox Shareholder represents that such person has no right or claims whatsoever to any shares of Ceelox capital stock, other than shares listed opposite such Ceelox Shareholder’s name in Column I on Schedule I or options (“Options”) or warrants (“Warrants”) to acquire Ceelox shares of capital stock, other than options and warrants listed in Column III on Schedule I.   At the Closing, the Ceelox Shareholders will convey to Nicaragua good and marketable title to the Ceelox Shares and the Options and Warrants, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, stockholders' agreements or restrictions.

3.2           Authority Relative to this Agreement.  This Agreement has been duly and validly executed and delivered by each Ceelox Shareholder and constitutes a valid and binding agreement of each Ceelox Shareholder, enforceable against each Ceelox Shareholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

3.3           Restricted Securities. Each Ceelox Shareholder acknowledges that the Nicaragua Shares will not be registered pursuant to the Securities Act of 1933, as amended (the "Securities Act") or any applicable state securities laws, that the Nicaragua Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the Nicaragua Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.  In this regard, each Ceelox Shareholder is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

3.4           Accredited Investor.  Each Ceelox Shareholder is an “Accredited Investor” as that term is defined in rule 501 of Regulation D promulgated under the Securities Act.  Each Ceelox Shareholder is able to bear the economic risk of acquiring the Nicaragua Shares pursuant to the terms of this Agreement, including a complete loss of such Ceelox Shareholder’s investment in the Nicaragua Shares. Each Ceelox Shareholder has completed the Accredited Investor Questionnaire attached hereto as Appendix 1.

3.5           Legend. Each Ceelox Shareholder acknowledges that the certificate(s) representing such Ceelox Shareholder’s pro rata portion of the Nicaragua Shares shall each conspicuously set forth on the face or back thereof a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF
NICARAGUA AND SUNFLOWER

Nicaragua and Sunflower hereby represent and warrant, jointly and severally, to Ceelox and the Ceelox Shareholders as follows:

4.1           Organization. Nicaragua is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the requisite corporate power to carry on its business as now conducted.

4.2           Capitalization.  Nicaragua's authorized capital stock consists of (i) 100,000,000 shares of common stock, of which 11,260,000 shares are issued and outstanding, and (ii) 100,000,000 shares of preferred stock, none of which are issued and outstanding.  At the Closing, and after taking into effect the number of shares of common stock to be cancelled pursuant to the Cancellation Agreement, Nicaragua shall have no more than 168,900 issued and outstanding shares of common stock prior to the issuance of the Nicaragua Shares pursuant to the terms of this Agreement.  All issued and outstanding shares of Nicaragua capital stock are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. When issued, the Nicaragua Shares will be duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights.  Except for the exchange of Ceelox Options and Warrants for Nicaragua options and warrants in connection with this Agreement and CIP’s right to acquire 92,440,826 shares of Nicaragua upon the termination of CIP’s license agreement with Ceelox, there are no outstanding or authorized options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other agreements or commitments to which Nicaragua is a party or which are binding upon Nicaragua providing for the issuance by Nicaragua or transfer by Nicaragua of additional shares of Nicaragua's capital stock and Nicaragua has not reserved any shares of its capital stock for issuance, nor are there any outstanding stock option rights, phantom equity or similar rights, contracts, arrangements or commitments to issue capital stock of Nicaragua.  To Nicaragua’s and Sunflower’s knowledge, there are no voting trusts or any other agreements or understandings with respect to the voting of Nicaragua's capital stock.  Except for the transactions contemplated by the Cancellation Agreement, there are no obligations of Nicaragua to repurchase, redeem or otherwise re-acquire any shares of its capital stock as of the Closing.  Nicaragua does not have any outstanding obligations to register any of its shares of capital stock with the Securities and Exchange Commission.

4.3           Certain Corporate Matters. Nicaragua is duly licensed or qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the character of Nicaragua's properties or nature of Nicaragua's business requires it to be so licensed or qualified other than such jurisdictions in which the failure to be so licensed or qualified does not, or insofar as can reasonably be foreseen, in the future will not, have a material adverse effect on its financial condition, results of operations or business. Nicaragua has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged or in which it proposes presently to engage and to own and use the properties owned and used by it. Nicaragua has delivered to Ceelox true, accurate and complete copies of its certificate or articles of incorporation and bylaws, which reflect all restatements of and amendments made thereto at any time prior to the date of this Agreement. The records of meetings of the stockholders and board of directors of Nicaragua are complete and correct in all material respects. The stock records and stockholder list of Nicaragua that Nicaragua has previously furnished to Ceelox are complete and correct in all material respects and accurately reflect the record ownership and the beneficial ownership of all the outstanding shares of Nicaragua's capital stock and any other outstanding securities issued by Nicaragua.  Nicaragua is not in default under or in violation of any provision of its certificate or articles of incorporation or bylaws in any material respect.  Nicaragua is not in any material default or in violation of any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability by which it is bound or to which any of its assets is subject.

4.4           Authority Relative to this Agreement.  Each of Nicaragua and Sunflower have the requisite power and authority to enter into this Agreement and carry out its respective obligations hereunder.  The execution, delivery and performance of this Agreement by Nicaragua and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of Nicaragua and no other actions on the part of Nicaragua are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Nicaragua and Sunflower and constitutes a valid and binding obligation of Nicaragua and Sunflower, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

4.5           Consents and Approvals; No Violations. Except for applicable requirements of federal securities laws and state securities or blue-sky laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by Nicaragua of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Nicaragua nor the consummation by Nicaragua of the transactions contemplated hereby, nor compliance by Nicaragua with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the charter or bylaws of Nicaragua, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Nicaragua  (as hereinafter defined)  is a party or by which they or any of their respective properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Nicaragua, or any of their respective properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to Nicaragua taken as a whole.

4.6           SEC Documents.  Nicaragua hereby makes reference to the following documents filed with the United States Securities and Exchange Commission (the “SEC”), as posted on the SEC’s website, www.sec.gov:  (collectively, the “SEC Documents”): (a) Annual Report on Form 10-K for the fiscal years ended October 31, 2009 and 2008; (b) Form SB-2 filed with the SEC on December 21, 2007, and (c) Quarterly Reports on Form 10-Q for the periods ended January 31, April 30 and August 31, 2009 and 2008; and any

amendments thereto. To Nicaragua’s and Sunflower’s knowledge the SEC Documents constitute all of the annual and quarterly reports that Nicaragua was required to file with the SEC pursuant to the Securities Exchange Act of 1934 (“Exchange Act”) and the rules and regulations promulgated thereunder by the SEC since December 21, 2007.  To Nicaragua’s knowledge, as of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and/or the Exchange Act, as the case may require, and the rules and regulations promulgated thereunder and none of the SEC Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To Nicaragua’s knowledge, the financial statements of Nicaragua included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (except, in the case of unaudited statements, as permitted by the applicable form under the Securities Act or the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of Nicaragua as of the dates thereof and its consolidated statements of operations, stockholders’ equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments which were and are not expected to have a material adverse effect on Nicaragua, its business, financial condition or results of operations).

4.7           Financial Statements.

        (a)           Included in the SEC Documents are the audited balance sheets of Nicaragua as at October 31, 2009, 2008 and 2007, and the related statements of operations, stockholders’ equity and cash flows for the years then ended, together with the unqualified report thereon (except with respect to continuation as a going concern) of each of Rothstein Kass & Company, P.C. (“RK”) and Malone & Bailey, P.C. (“Malone”), independent auditors (collectively, “Nicaragua’s Audited Financials”).

   (b)           Included in the SEC Documents are the unaudited balance sheet of Nicaragua as at July 31, 2009, and the related statements of operations, stockholders’ equity and cash flows for the three months then ended, as reviewed by Malone (“Nicaragua’s Interim Financials”).

   (c)           To Nicaragua’s knowledge, Nicaragua’s Audited Financials and Nicaragua’s Interim Financials (collectively “Nicaragua’s Financial Statements”) (i) are in accordance with the books and records of Nicaragua, (ii) are correct and complete in all material respects, (iii) fairly present the financial position and results of operations of Nicaragua as of the dates indicated, and (iv) are prepared in accordance with GAAP (except that (x) unaudited financial statements may not be in accordance with GAAP because of the absence of footnotes normally contained therein, and (y) interim (unaudited) financials are subject to normal year-end audit adjustments that in the aggregate will not have a material adverse effect on Nicaragua , their respective businesses, financial condition or results of operations.

4.8           Events Subsequent to Financial Statements. To Nicaragua’s knowledge, since October 31, 2009, there has not been:

   (a)           Any sale, lease, transfer, license or assignment of any assets, tangible or intangible, of Nicaragua;

   (b)           Any damage, destruction or property loss, whether or not covered by insurance, affecting adversely the properties or business of Nicaragua;

   (c)           Any declaration or setting aside or payment of any dividend or distribution with respect to the shares of capital stock of Nicaragua  or any redemption, purchase or other acquisition of any such shares;

   (d)           Any subjection to any lien on any of the assets, tangible or intangible, of Nicaragua;

   (e)           Any incurrence of indebtedness or liability or assumption of obligations by Nicaragua;

   (f)           Any waiver or release by Nicaragua of any right of any material value;

   (g)           Any compensation or benefits paid to officers or directors of Nicaragua;

   (h)           Any change made or authorized in the articles of incorporation or bylaws of Nicaragua, except for the change to the articles of incorporation and by-laws made incident to re-domiciling from Minnesota to Nevada;

   (i)           Any loan to or other transaction with any officer, director or stockholder of Nicaragua  giving rise to any claim or right of Nicaragua against any such person or of such person against Nicaragua; or

   (j)           Any material adverse change in the condition (financial or otherwise) of the respective properties, assets, liabilities or business of Nicaragua.

4.9           Liabilities. Except as otherwise disclosed in Nicaragua’s Financial Statements, Nicaragua does not have any liability or obligation whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise.  In addition, Nicaragua and Sunflower represent that upon Closing, Nicaragua will not have any liability or obligation whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise.

4.10         Tax Matters.

   (a)           Nicaragua has duly filed all federal, state, local and foreign tax returns required to be filed by or with respect to it with the Internal Revenue Service or other applicable taxing authority, and no extensions with respect to such tax returns have been requested or granted;

   (b)           Nicaragua has paid, or adequately reserved against in Nicaragua’s Financial Statements, all material taxes due, or claimed by any taxing authority to be due, from or with respect to them;

   (c)           To the best knowledge of Nicaragua, there has been no material issue raised or material adjustment proposed (and none is pending) by the Internal Revenue Service or any other taxing authority in connection with any of Nicaragua’s tax returns;

   (d)           No waiver or extension of any statute of limitations as to any material federal, state, local or foreign tax matter has been given by or requested from Nicaragua; and

           For the purposes of this Section 4.10, a tax is due (and must therefore either be paid or adequately reserved against in Nicaragua’s Financial Statements) only on the last date payment of such tax can be made without interest or penalties, whether such payment is due in respect of estimated taxes, withholding taxes, required tax credits or any other tax.

4.11         Real Property.  Nicaragua does not own or lease any real property.

4.12         Books and Records. The books and records of Nicaragua delivered to Ceelox prior to the Closing fully and fairly reflect the transactions to which Nicaragua is a party or by which its properties are bound.

4.13         Questionable Payments. To Nicaragua’s and Sunflower’s knowledge, neither Nicaragua, nor any employee, agent or representative of Nicaragua has, directly or indirectly, made any bribes, kickbacks, illegal payments or illegal political contributions using Company funds or made any payments from Nicaragua's funds to governmental officials for improper purposes or made any illegal payments from Nicaragua's funds to obtain or retain business.

4.14         Intellectual Property. Nicaragua does not own or use any trademarks, trade names, service marks, patents, copyrights or any applications with respect thereto. Nicaragua, and Sunflower have no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of Nicaragua infringes upon or involves, or has resulted in the infringement of, any trademarks, trade-names, service marks, patents, copyrights or other proprietary rights of any other person, corporation or other entity; and no such proceedings have been instituted, are pending or are threatened against Nicaragua.

4.15         Insurance. Nicaragua does not have any insurance policies in effect.

4.16         Contracts. Except for the agreement entered into by and between Nicaragua and Core Consulting Group, the agreements pursuant to the Cancellation Agreement and a convertible promissory note in the principal amount of $100,000 payable to William P. Moore, Nicaragua does not have any material contracts, leases, arrangements or commitments (whether oral or written).  Nicaragua is not a party to or bound by or affected by any contract, lease, arrangement or commitment (whether oral or written) relating to: (a) the employment of any person; (b) collective bargaining with, or any representation of any employees by, any labor union or association; (c) the acquisition of services, supplies, equipment or other personal property; (d) the purchase or sale of real property; (e) distribution, agency or construction; (f) lease of real or personal property as lessor or lessee or sublessor or sublessee; (g) lending or advancing of funds; (h) borrowing of funds or receipt of credit; (i) incurring any obligation or liability; or (j) the sale of personal property.

4.17         Litigation.  Nicaragua is not subject to any judgment or order of any court or quasi judicial or administrative agency of any jurisdiction, domestic or foreign, nor is there any charge, complaint, lawsuit or governmental investigation pending against Nicaragua.  Nicaragua is not a plaintiff in any action, domestic or foreign, judicial or administrative. There are no existing actions, suits, proceedings against or investigations of Nicaragua, and Nicaragua knows of no basis for such actions, suits, proceedings or investigations. There are no unsatisfied judgments, orders, decrees or stipulations affecting Nicaragua or to which Nicaragua is a party.

4.18         Employees.  Nicaragua does not have any employees.  Nicaragua does not owe any compensation of any kind, deferred or otherwise, to any current or previous employees.  Nicaragua does not have a written or oral employment agreement with any officer or director of Nicaragua.  Nicaragua is not a party to or bound by any collective bargaining agreement.  There are no loans or other obligations payable or owing by Nicaragua to any stockholder, officer, director or employee of Nicaragua, nor are there any loans or debts payable or owing by any of such persons to Nicaragua or any guarantees by Nicaragua of any loan or obligation of any nature to which any such person is a party.

4.19         Employee Benefit Plans. Except for the 2010 Stock Option Plan that Nicaragua intends on adopting simultaneously with, or prior to, the completion of the transactions, Nicaragua does not have any (a) non-qualified deferred or incentive compensation or retirement plans or arrangements, (b) qualified retirement plans or arrangements, (c) other employee compensation, severance or termination pay or welfare benefit plans, programs or arrangements or (d) any related trusts, insurance contracts or other funding arrangements maintained, established or contributed to by Nicaragua.

4.20         Legal Compliance. To the best knowledge of Nicaragua, after due investigation, no claim has been filed against Nicaragua  alleging a violation of any applicable laws or regulations of foreign, federal, state and local governments and all agencies thereof. Nicaragua holds all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for its business as presently conducted.

4.21         Subsidiaries and Investments.  Nicaragua does not own any capital stock or have any interest of any kind whatsoever in any corporation, partnership, or other form of business organization.

4.22         Broker's Fees. Neither Nicaragua, nor anyone on its behalf, has any liability to any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder’s fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with this Agreement.

4.23         Listing and Maintenance Requirements.  Nicaragua’s common stock is currently quoted on the OTC Bulletin Board.  Nicaragua has not, since the date its common stock began trading on the OTC Bulletin Board, received any notice from the OTC Bulletin Board or the FINRA or any trading market on which Nicaragua’s common stock is or has been listed or quoted to the effect that Nicaragua is not in compliance with the quoting, listing or maintenance requirements of the OTC Bulletin Board or such other trading market.  Nicaragua is, and has no reason to believe that it will not, in the foreseeable future continue to be, in compliance with all such quoting, listing and maintenance requirements.

4.24         Application of Takeover Protections.  Nicaragua and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under Nicaragua's certificate or articles of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to Ceelox or the Ceelox Shareholders as a result of the Exchange or the exercise of any rights by Ceelox or the Ceelox Shareholders pursuant to this Agreement.

4.25         No SEC or FINRA Inquiries.  To Nicaragua’s and Sunflower’s knowledge, neither Nicaragua nor any of its past or present officers or directors is, or has ever been, the subject of any formal or informal inquiry or investigation by the SEC or FINRA.

4.26         Disclosure. The representations and warranties and statements of fact made by Nicaragua in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

ARTICLE 5
INDEMNIFICATION

5.1           Sunflower Indemnification.  For a period of one year after the Closing, Sunflower agrees, to indemnify Ceelox, the Ceelox Shareholders and each of the officers, agents and directors of Ceelox or the Ceelox Shareholders against any loss, liability, claim, damage or expense that occurred on or after November 4, 2009 (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) (each an “Indemnified Party”) to which it or they may become subject arising out of or based on either (i) any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by Nicaragua or Sunflower in this Agreement; or (ii) any and all liabilities arising out of or in connection with any of the assets, business or operations of Nicaragua prior to the Closing (collectively, the “Sunflower Indemnification”).

5.2           Indemnification Procedures.  If any action shall be brought against an Indemnified Party in respect of which indemnity may be sought pursuant to this Agreement, such Indemnified Party shall promptly notify Sunflower in writing, and Sunflower shall each have the right to assume the defense thereof with counsel of its own choosing.  Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that the employment thereof has been specifically authorized by Sunflower in writing, Sunflower has failed after a reasonable period of time to assume such defense and to employ counsel or in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of Sunflower and the position of such Indemnified Party.  Sunflower will not be liable to any Indemnified Party under this Article 5 for any settlement by an Indemnified Party effected without Sunflower’s prior written consent, which shall not be unreasonably withheld or delayed.

ARTICLE 6
COVENANTS AND AGREEMENTS OF THE PARTIES
EFFECTIVE PRIOR TO CLOSING

6.1           Corporate Examinations and Investigations.  Prior to the Closing, each party shall be entitled, through its employees and representatives, to make such investigations and examinations of the books, records and financial condition of Ceelox and Nicaragua as each party may request.  In order that each party may have the full opportunity to do so, Ceelox and Nicaragua shall furnish each party and its representatives during such period with all such information concerning the affairs of Ceelox or Nicaragua  as each party or its representatives may reasonably request and cause Ceelox or Nicaragua and their respective officers, employees, consultants, agents, accountants and attorneys to cooperate fully with each party's representatives in connection with such review and examination and to make full disclosure of all information and documents requested by each party or its representatives.  Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances, it being agreed that any examination of original documents will be at each party's premises, with copies thereof to be provided to each party or its representatives upon request.

6.2           Cooperation; Consents.  Prior to the Closing, each party shall cooperate with the other parties to the end that the parties shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all authorities and other persons the consent or approval of which, or the license or permit from which is required for the consummation of the Exchange and (ii) provide to each other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations.

6.3           Conduct of Business.  Subject to the provisions hereof, from the date hereof through the Closing, each party hereto shall  (i) conduct its business in the ordinary course and in such a manner so that the representations and warranties contained herein shall continue to be true and correct in all material respects as of the Closing as if made at and as of the Closing and (ii) not enter into any material transactions or incur any material liability not required or specifically contemplated hereby, without first obtaining the written consent of Ceelox and the Ceelox Shareholders on the one hand and Nicaragua and Sunflower on the other hand.  Without the prior written consent of Ceelox, the Ceelox Shareholders, Nicaragua or Sunflower, except as required or specifically contemplated hereby, each party shall not undertake or fail to undertake any action if such action or failure would render any of said warranties and representations untrue in any material respect as of the Closing.

6.4           Litigation.    From the date hereof through the Closing, each party hereto shall promptly notify the representative of the other parties of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against such party or any of its affiliates or any officer, director, employee, consultant, agent or shareholder thereof, in their capacities as such, which, if decided adversely, could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or prospects of such party or any of its subsidiaries.

6.5           Notice of Default.  From the date hereof through the Closing, each party hereto shall give to the representative of the other parties prompt written notice of the occurrence or existence of any event, condition or circumstance occurring which would constitute a violation or breach of this Agreement by such party or which would render inaccurate in any material respect any of such party's representations or warranties herein.

ARTICLE 7
CONDITIONS TO CLOSING

7.1           Conditions to Obligations of Ceelox and the Ceelox Shareholders.  The obligations of Ceelox and the Ceelox Shareholders under this Agreement shall be subject to each of the following conditions:

   (a)           Closing Deliveries.  At the Closing, Nicaragua shall have delivered or caused to be delivered to Ceelox the following:

(i)           resolutions duly adopted by the board of directors of Nicaragua authorizing and approving the Exchange and the execution, delivery and performance of this Agreement;

(ii)          a certificate of good standing for Nicaragua from its jurisdiction of incorporation, dated not earlier than five days prior to the Closing Date;

(iii)         written resignation of William P. Moore as an officer of Nicaragua immediately prior to the Closing and board resolutions electing the following individuals to the positions with Nicaragua listed opposite their names below:

Gerry Euston	Chief Executive Officer and Acting Chief Financial Officer
Mark Grannell	Chief Operating Officer and Secretary

(iv)           this Agreement duly executed by Nicaragua and Sunflower;

(v)            all corporate records, agreements, seals and any other information reasonably requested by Ceelox’s representatives with respect to Nicaragua; and

(vi)           such other documents as Ceelox or the Ceelox Shareholders may reasonably request in connection with the transactions contemplated hereby.

   (b)           Representations and Warranties to be True.    The representations and warranties of Nicaragua and Sunflower herein contained shall be true in all material respects at the Closing with the same effect as though made at such time.  Nicaragua and Sunflower shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

   (c)           SEC Filings.  At the Closing, Nicaragua will be current in all SEC filings required by it to be filed.

   (d)           OTCBB Trading.  Nicaragua’s common stock shall be quoted and eligible for trading on the OTC Bulletin Board.

   (e)           Options.  At the Closing, Nicaragua shall issue the following number of Options and Warrants:

(i)	2,315,907 options;
(ii)	5,482,888 warrants.

All of the foregoing Options will be issued in form and substance reasonably acceptable to Ceelox and as required by the applicable transaction documents requiring the issuance of such options.

7.2           Conditions to Obligations of Nicaragua and Sunflower. The obligations of Nicaragua and Sunflower under this Agreement shall be subject to each of the following conditions:

   (a)           Closing Deliveries.    On the Closing Date, Ceelox or the Ceelox Shareholders shall have delivered to Nicaragua the following:

(i)           certificates representing the Ceelox Shares, duly endorsed in blank or each accompanied by a stock power effecting the transfer thereof to Nicaragua;

(ii)          this Agreement duly executed by Ceelox and the Ceelox Shareholders;

(iii)         such other documents as Nicaragua may reasonably request in connection with the transactions contemplated hereby.

   (b)           Representations and Warranties to be True.    The representations and warranties of Ceelox and the Ceelox Shareholders herein contained shall be true in all material respects at the Closing with the same effect as though made at such time.  Ceelox and the Ceelox Shareholders shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

ARTICLE 8
TERMINATION

            8.1           Events of Termination.  This Agreement may, by notice given in the manner hereinafter provided, be terminated and abandoned at any time prior to completion of the Closing, as follows:

   (a)           by Ceelox if (1) there has been a material Breach by Nicaragua and, in the case of a covenant or agreement Breach, such Breach shall not have been cured within ten (10) days after receipt by Nicaragua of notice specifying particularly such Breach, (2) if Ceelox identifies hereafter any fact, circumstance or event that could be reasonably determined to have a material adverse effect on Nicaragua and such fact, circumstance or event is not cured by Nicaragua within ten (10) days after receipt by Nicaragua of notice specifying particularly such fact, event or circumstance, or (3) if the closing conditions set forth in Article 7 have not been satisfied by the close of business on February 15, 2010.

   (b)           by Nicaragua (1) if there has been a material Breach by Ceelox and, in the case of a covenant or agreement, such Breach shall not have been cured within ten (10) days after receipt by Ceelox of notice specifying particularly such Breach, or (2) if Nicaragua identifies hereafter any fact, circumstance or event that could be reasonably determined to have a material adverse effect on Ceelox, or Nicaragua following the Merger, and such fact, circumstance or event is not cured by Ceelox within ten (10) days after receipt by Ceelox of notice specifying particularly such fact, event or circumstance, or (3) if the closing conditions set forth in Article 7 have not been satisfied by the close of business on February 15, 2010; or

(c)	at any time by mutual written agreement of Ceelox and Nicaragua.

This Agreement may not be terminated after completion of the Closing, except by mutual agreement of Ceelox and Nicaragua.

For the purposes of this Article 8, there shall be deemed to be a “Breach” of a representation, warranty, covenant, obligation, or other provision if there is or has been (a) any inaccuracy (subject to applicable knowledge and materiality qualifiers, if any) in, or breach of, or any failure to comply with, or perform, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation, or other provision; and the term “Breach” shall be deemed to refer to any such inaccuracy, breach, failure, claim, or circumstance.

ARTICLE 9
GENERAL PROVISIONS

9.1           Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed by registered or certified mail (postage prepaid and return receipt requested) to the party to whom the same is so delivered, sent or mailed at the addresses set forth on the signature page hereof (or at such other address for a party as shall be specified by like notice).

9.2           Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

9.3           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

9.4           Miscellaneous. This Agreement (together with all schedules, documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise, except as may be mutually agreed upon by the parties hereto.

9.5           Separate Counsel. Each party hereby expressly acknowledges that it has been advised to seek its own separate legal counsel for advice with respect to this Agreement.

9.6           Governing Law; Venue. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Kansas.  Any and all actions brought under this Agreement shall be brought in the state courts of Kansas and each party hereby waives any right to object to the convenience of such venue.

9.7           Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement.  This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile or email as a .pdf copy, which facsimile or email shall be deemed to be, and utilized in all respects as, an original, wet-inked document.

9.8           Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by Nicaragua, Ceelox and the holders of at least 50.1% of the Ceelox Shares.

9.9           Parties In Interest: No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. This Agreement shall not be deemed to confer upon any person not a party hereto any rights or remedies hereunder.

9.10           Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

9.11           Expenses.  At or prior to the Closing, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

9.12           Recitals Incorporated.  The recitals of this Agreement are incorporated herein and made a part hereof.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Ceelox, Inc.,
a Florida corporation

By:  GERRY EUSTON
Name:  Gerry Euston
Title:  Chief Executive Officer

Address:  13976 Lynmar Blvd.
Tampa, FL 33626

[SIGNATURE PAGES OF CEELOX SHAREHOLDERS,
NICARAGUA AND SUNFLOWER FOLLOW]

[SIGNATURE PAGE OF CEELOX SHAREHOLDERS]

SHAREHOLDER:

Signature:  ___________________________

Print Name:__________________________

Address:____________________________

____________________________________

Number of Ceelox Shares:______________

[SIGNATURE PAGE OF NICARAGUA AND SUNFLOWER]

Nicaragua Rising, Inc., a Nevada corporation

By:  WILLIAM P. MOORE III
Name:  William P. Moore, III
Title:  Chief Executive Officer and Chairman

Sunflower Capital, LLC

By:  WILLIAM P. MOORE III
William P. Moore, III
Its:  Managing Member

SCHEDULE I

	Column I	Column II	Column III	Column IV
	Number of	Number of	Number of	Number of
	Shares of	Shares of	Ceelox	Nicaragua
Name	Ceelox	Nicaragua	Options/Warrants	Options/Warrants

Total

SCHEDULE 2

Ceelox hereby represents and warrants to Nicaragua as follows:

2.1           Organization. Ceelox has been duly incorporated, is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation, and has the requisite power to carry on its business as now conducted.

2.2           Capitalization. The authorized capital stock of Ceelox consists of 250,000,000 shares of common stock, $0.0001 par value, of which 97,385,813 shares will be issued and outstanding at the Closing and 5,000,000 shares of preferred stock, $0.0001 par value, of which none will be issued and outstanding at the Closing. All of the issued and outstanding shares of capital stock of Ceelox are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights.  There are no voting trusts or any other agreements or understandings with respect to the voting of Ceelox's capital stock.

2.3           Certain Corporate Matters. Ceelox is duly qualified to do business as a corporation and is in good standing in each jurisdiction in which the ownership of its properties, the employment of its personnel or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on Ceelox's financial condition, results of operations or business. Ceelox has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it.

2.4           Authority Relative to this Agreement. Ceelox has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Ceelox and the consummation by Ceelox of the transactions contemplated hereby have been duly authorized by the board of directors of Ceelox and no other actions on the part of Ceelox are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Ceelox and constitutes a valid and binding agreement of Ceelox, enforceable against Ceelox in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

2.5           Consents and Approvals; No Violations. Except for applicable requirements of federal securities laws and state securities or blue-sky laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by Ceelox of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Ceelox nor the consummation by Ceelox of the transactions contemplated hereby, nor compliance by Ceelox with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the charter or bylaws of Ceelox, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Ceelox is a party or by which it or any of its properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Ceelox, or any of its properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not individually or in the aggregate material to Ceelox.

2.6           Financial Statements.

   (a)           Ceelox has provided Nicaragua with a copy of the audited balance sheet of Ceelox as at December 31, 2008 and 2007, and the related statement of operations, stockholders’ equity and cash flows for the two fiscal years then ended, together with the unqualified report thereon see RK’s edit on this of

Rothstein, Kass & Company, P.C. (“RKC”), independent auditors (collectively, “Ceelox’s Audited Financials”).

   (b)           Included in Ceelox’s Audited Financials are the unaudited balance sheet of Ceelox as at September 30, 2009, and the related statement of operations, stockholders’ equity and cash flows for the nine months then ended, as reviewed by RKC (“Ceelox’s Interim Financials”).

   (c)           Ceelox’s Audited Financials and Ceelox’s Interim Financials (collectively “Ceelox’s Financial Statements”) (i) are in accordance with the books and records of Ceelox, (ii) are correct and complete in all material respects, (iii) fairly present the financial position and results of operations of Ceelox as of the dates indicated, and (iv) are prepared in accordance with U.S. GAAP (except that (x) unaudited financial statements may not be in accordance with GAAP because of the absence of footnotes normally contained therein, and (y) interim (unaudited) financials are subject to normal year-end audit adjustments that in the aggregate will not have a material adverse effect on Ceelox, its business, financial condition or results of operations.

   (d)           Ceelox’s Financial Statements constitute all of the financial statements of Ceelox required to be included in the Form 8-K due to be filed with the SEC by Nicaragua within four business days of the Closing Date.

2.7           Tax Matters.

   (a)           Except for an extension to file its 2008 tax return, Ceelox has duly filed all federal, state, local and foreign tax returns required to be filed by or with respect to it with the Internal Revenue Service or other applicable taxing authority, and no extensions with respect to such tax returns have been requested or granted.

   (b)           Ceelox has paid, or adequately reserved against in Ceelox’s Financial Statements, all material taxes due, or claimed by any taxing authority to be due, from or with respect to them.

   (c)           To the best knowledge of Ceelox, there has been no material issue raised or material adjustment proposed (and none is pending) by the Internal Revenue Service or any other taxing authority in connection with any of Ceelox’s tax returns.

   (d)           No waiver or extension of any statute of limitations as to any material federal, state, local or foreign tax matter has been given by or requested from Ceelox.

   For the purposes of this Section 2.7, a tax is due (and must therefore either be paid or adequately reserved against in Ceelox’s Financial Statements) only on the last date payment of such tax can be made without interest or penalties, whether such payment is due in respect of estimated taxes, withholding taxes, required tax credits or any other tax.

2.8           Books and Records. The books and records of Ceelox delivered to Nicaragua prior to the Closing fully and fairly reflect the transactions to which Ceelox is a party or by which its properties are bound.

2.9           Questionable Payments. Neither Ceelox, nor any employee, agent or representative of Ceelox has, directly or indirectly, made any bribes, kickbacks, illegal payments or illegal political contributions using Company funds or made any payments from Ceelox's funds to governmental officials for improper purposes or made any illegal payments from Ceelox's funds to obtain or retain business.

2. 10        Intellectual Property.  Ceelox has no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of Ceelox infringes upon or involves, or has resulted in the infringement of, any trademarks, trade-names, service marks, patents, copyrights or other proprietary rights of any other person, corporation or other entity; and no such proceedings have been instituted, are pending or are threatened. Ceelox represents that it has granted an exclusive, royalty-free, irrevocable, worldwide license to CIP, LLC with respect to all of its intellectual property.

2.11         Litigation. Ceelox is not subject to any judgment or order of any court or quasijudicial or administrative agency of any jurisdiction, domestic or foreign, nor is there any charge, complaint, lawsuit or governmental investigation pending against Ceelox. Ceelox is not a plaintiff in any action, domestic or foreign, judicial or administrative. There are no existing actions, suits, proceedings against or investigations of Ceelox, and Ceelox knows of no basis for such actions, suits, proceedings or investigations. There are no unsatisfied judgments, orders, decrees or stipulations affecting Ceelox or to which Ceelox is a party.

2.12         Legal Compliance. To the best knowledge of Ceelox, after due investigation, no claim has been filed against Ceelox alleging a violation of any applicable laws or regulations of foreign, federal, state and local governments and all agencies thereof. Ceelox holds all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of its business as presently conducted.

2.13         Disclosure. The representations and warranties and statements of fact made by Ceelox in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

SCHEDULE 4.16

Nicaragua, Inc. engages services from the following providers: Transferonline (transfer agent) and Rothstein Kass & Company, P.C. (accounting services).

APPENDIX 1

SHAREHOLDER QUESTIONNAIRE

THIS QUESTIONNAIRE MUST BE ANSWERED FULLY AND RETURNED ALONG WITH YOUR SIGNATURE PAGE TO THE SHARE EXCHANGE AGREEMENT BY AND BETWEEN CEELOX, INC. (“CEELOX”), THE CEELOX SHAREHOLDERS, NICARAGUA RISING, INC. (“NICARAGUA”) AND SUNFLOWER CAPITAL, LLC.

THE INFORMATION SUPPLIED IN THIS QUESTIONNAIRE WILL BE HELD IN STRICT CONFIDENCE.  NO INFORMATION WILL BE DISCLOSED EXCEPT TO THE EXTENT THAT SUCH DISCLOSURE IS REQUIRED BY LAW OR REGULATION, OTHERWISE DEMANDED BY PROPER LEGAL PROCESS OR IN LITIGATION INVOLVING THE COMPANY AND ITS CONTROLLING PERSONS.

(1)           The undersigned represents and warrants to each of Ceelox and Nicaragua that he, she or it comes within at least one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the undersigned comes within that category.  The undersigned agrees to furnish any additional information which either Ceelox or Nicaragua deems necessary in order to verify the answers set forth below.

Category A _____	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

Explanation.  In calculating net worth you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities.  Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category B _____
The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C _____	The undersigned is a director or executive officer of Nicaragua.

Category D _____
The undersigned is a bank, as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Act”); a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors (describe entity).

_________________________________________________________________
_________________________________________________________________

Category E _____	The undersigned is a private business development company as defined in section 202(a) (22) of the Investment Advisors Act of 1940. (describe entity)

_________________________________________________________________
_________________________________________________________________

Category F _____
The undersigned is either a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Securities and with total assets in excess of $5,000,000. (describe entity)

_________________________________________________________________
_________________________________________________________________

Category G _____
The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, where the purchase is directed by a “sophisticated investor” as defined in Regulation  506(b)(2)(ii) under the Act.

Category H _____
The undersigned is an entity (other than a trust) in which all of the equity owners are “accredited investors” within one or more of the above categories.  If relying upon this Category alone, each equity owner must complete a separate copy of this Shareholder Questionnaire.  (describe entity)

_________________________________________________________________
_________________________________________________________________

The undersigned agrees that the undersigned will notify Ceelox and Nicaragua at any time on or prior to the Closing in the event that the representations and warranties in this Shareholder Questionnaire shall cease to be true, accurate and complete.

The undersigned is informed of the significance to Ceelox and Nicaragua of the foregoing representations and answers contained in this Questionnaire and such answers have been provided under the assumption that Ceelox and Nicaragua will rely on them.

Individual

Date:	________________________	______________________________________
Name of Individual
(Please type or print)

______________________________________
Signature of Individual

Partnership, Corporation or
Other Entity

Date:	________________________	______________________________________
Print or Type Entity Name

		By:	_____________________________
		Name:	_____________________________
Print or Type Name

		Title:	_____________________________

______________________________________
Signature